Exhibit 99.1

Tesoro Logistics LP Prices Public Offering of 20,000,000 Common Units

SAN ANTONIO – October 20, 2014—Tesoro Logistics LP (NYSE: TLLP) (the “Partnership” or “TLLP”) today announced that it has priced its previously announced underwritten public offering of 20,000,000 common units representing limited partner interests in the Partnership at $57.47 per common unit. The offering was upsized from the previously announced public offering of 19,350,000 common units. In connection with the offering, the Partnership has granted the underwriters a 30-day over-allotment option to purchase up to an additional 3,000,000 common units. This offering is expected to close on or about October 24, 2014 subject to customary closing conditions.

The Partnership expects to use the net proceeds from this offering, including any net proceeds received from an exercise of the underwriters’ over-allotment option to purchase additional common units and including an investment by Tesoro Corporation in TLLP equity in this offering, to fund a portion of the purchase price of the Partnership’s announced acquisition of QEP Field Services, LLC (“QEPFS”) from QEP Resources, Inc.

The closing of the acquisition of QEPFS is not conditioned on the closing of the offering, and the offering is not conditioned on the closing of the acquisition of QEPFS. If the acquisition of QEPFS is not consummated for any reason, the Partnership intends to use the net proceeds from the offering for general partnership purposes, including future acquisitions and capital program expenditures.

BofA Merrill Lynch, Barclays, Citigroup, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities, Credit Suisse, J.P. Morgan and RBC Capital Markets are acting as the joint book-running managers for the offering. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by sending a request to:

BofA Merrill Lynch Attention: Prospectus Department 222 Broadway New York, NY 10038 Email: dg.prospectus_requests@baml.com	Barclays c/o Broadridge Financial Solutions 1155 Long Island Ave. Edgewood, NY 11717 Email: barclaysprospectus@broadridge.com Telephone: (888) 603-5847	Citigroup c/o Broadridge Financial Solutions 1155 Long Island Ave. Edgewood, NY 11717 Email: batprospectusdept@citi.com Telephone: (800) 831-9146

Morgan Stanley Attention: Prospectus Department 180 Varick Street, 2nd Floor New York, NY 10014	UBS Investment Bank Attention: Prospectus Dept. 299 Park Avenue New York, NY 10171 Telephone: (888) 827-7275	Wells Fargo Securities Attention: Equity Syndicate Dept. 375 Park Avenue New York, NY 10152 Email: cmclientsupport@wellsfargo.com Telephone: (800) 326-5897

Credit Suisse Attn: Prospectus Department One Madison Avenue New York, NY 10010 Telephone: (800) 221-1037 Email: newyork.prospectus@creditsuisse.com	J.P. Morgan c/o Broadridge Financial Solutions Attn: Prospectus Department 1155 Long Island Avenue, Edgewood, NY 11717 Telephone: (866) 803-9204	RBC Capital Markets Attn: Equity Syndicate Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281-8098 Telephone: (877) 822-4089

These documents may also be obtained for free when they are available from the Securities and Exchange Commission (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tesoro Logistics LP

Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation. The Partnership is designed to own, operate, develop and acquire crude oil and refined products pipelines, terminals, tankage, and other transportation and logistics assets primarily in the Western and Mid-Continent regions of the United States.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Partnership’s Annual Report on Form 10-K filed on February 24, 2014 and Quarterly Reports on Form 10-Q filed on May 2, 2014 and August 1, 2014. All forward-looking statements attributable to the Partnership or persons acting on the Partnership’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Partnership’s view only as of the date of this press release. The Partnership undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

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